UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Metacrine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39512	47-2297384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 600 San Diego, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2023, in connection with the approval by the board of directors (the “Board”) of Metacrine, Inc. (the “Company”) of the plan of liquidation and dissolution of the Company (the “Plan of Dissolution”), Preston Klassen, M.D., the Company’s President, Chief Executive Officer, Secretary and principal executive officer, was terminated from all positions of employment with the Company, effective as of February 1, 2023 (the “Separation Date”).

In connection with Dr. Klassen’s termination, the Company entered into a Separation Agreement and General Release of All Claims (the “Separation Agreement”) with Dr. Klassen, pursuant to which Dr. Klassen will, upon the effectiveness of the Separation Agreement, be entitled to (i) a one-time severance payment in the amount of $1,156,600, less applicable taxes and withholdings; (ii) a cash payment equal to the amount of Dr. Klassen’s COBRA premiums through October 1, 2024, subject to applicable tax withholdings; and (iii) the full acceleration of the vesting and exercisability of each outstanding unvested stock option and other stock award held by Dr. Klassen as of the Separation Date, subject to Dr. Klassen’s agreement to a general release of claims in favor of the Company and its affiliates and compliance with certain confidentiality, non-disparagement and nondisclosure obligations. Dr. Klassen will remain as a member of the Board.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 24, 2023, Michael York, the Company’s Chief Business Officer, was appointed to the additional positions of President, Chief Executive Officer and Secretary, and was designated as the Company’s principal executive officer, in each case effective as of the Separation Date. Mr. York will continue to serve as the Company’s Chief Business Officer, Treasurer, principal financial officer and financial accounting officer.

Mr. York, 58, has served as the Company’s Chief Business Officer since February 2022, and from December 2021 to February 2022 served as the Company’s Senior Vice President, Business Development & Commercial Strategy. From June 2018 to November 2021, he served in strategic business development roles at PhaseBio Pharmaceuticals, Inc. (NASDAQ: PHAS), most recently as Senior Vice President, Corporate Development and Alliance Management, where he led a number of licensing and development deals and was the architect for bentracimab’s commercial strategy. Prior to PhaseBio, he served as Vice President, Global Business Development and Alliance Management at Orexigen Therapeutics, Inc. (NASDAQ: OREX) from August 2015 to June 2018, where he led global business development activities to license Orexigen assets and manage alliance partners. Before Orexigen, Michael was President and Chief Executive Officer of Senté Labs, Inc., a privately held company recognized as a leader in medical skincare products based on glycoproteins. Earlier in his career, Mr. York held roles of increasing responsibility at Amylin Pharmaceuticals, Santarus, Inc., Amgen, AstraZeneca and Merck & Co., Inc. He received an MBA from the University of Redlands and a B.A. in public administration and economics from San Diego State University.

There are no arrangements or understandings between Mr. York and any other person pursuant to which Mr. York was selected to serve as the Company’s President, Chief Executive Officer, Secretary and principal executive officer. Mr. York does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On January 24, 2023, the Board approved the Plan of Dissolution, subject to the approval of the Company’s stockholders. The Company intends to call a special meeting of stockholders (the “Special Meeting”) to seek approval of the Plan of Dissolution and will file proxy materials relating to the Special Meeting with the Securities and Exchange Commission as soon as practicable.

A copy of the Plan of Dissolution is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Plan of Dissolution of Metacrine, Inc.

10.1	Separation Agreement and General Release of All Claims, dated as of January 24, 2023, by and between Metacrine, Inc. and Preston Klassen

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metacrine, Inc.

Date: January 24, 2023	By:	/s/ Michael York
Michael York
Chief Business Officer